Exhibit 10.1

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMENDMENT NO. 6

TO THE

AMENDED AND RESTATED FOUNDRY AGREEMENT

DATED SEPTEMBER 28, 2006

THIS AMENDMENT NO. 6 (this “Amendment”) to the Amended and Restated Foundry Agreement entered into as of September 28, 2006, and as amended effective June 19, 2008, and as amended a second time effective December 31, 2008, and as amended a third time effective June 15, 2009, and as amended a fourth time effective May 24, 2010, and as amended a fifth time effective January 1, 2011 (the “Agreement”), by and among Spansion, Inc., a Delaware corporation, Spansion Technology LLC, a Delaware limited liability company, and Spansion LLC, a Delaware limited liability company, solely in their capacities as guarantors of Spansion’s obligations hereunder and under the Agreement (collectively, “Spansion U.S.”), Spansion Japan Limited, a Japanese corporation (“Spansion Japan”), and assigned by Spansion Japan to Nihon Spansion Limited (“Nihon”), effective May 24, 2010, and assigned by Nihon to Nihon Spansion Trading Limited (“PSKK”), effective December 27, 2010, and Fujitsu Limited, a Japanese corporation (“Fujitsu”), and assigned by Fujitsu to Fujitsu Semiconductor Limited, formerly named Fujitsu Microelectronics Limited, a Japanese corporation (“FSL”), effective March 21, 2008, is made and entered into as of April 1, 2011, and effective retroactively on September 1, 2010.

Whereas, PSKK and FSL wish to further amend the Agreement.

Now, therefore, it is agreed that the Agreement shall be modified as follows:

1. Notwithstanding anything to the contrary set forth in Section 12 of the Agreement, PSKK and FSL hereby agree that PSKK may only disclose the information described in Exhibit A to [*] and its subsidiaries for the purpose of PSKK’s subcontracting of sort services to [*]. Spansion U.S. hereby represents that it has obtained the prior agreement of [*] and its subsidiaries to hold in confidence and not make use of such information described in Exhibit A, including information in Exhibit A that was disclosed by Nihon to [*] and its subsidiaries prior to the assignment of the Agreement from Nihon to PSKK, for any purpose other than providing sort services by [*] to PSKK, and that [*] cannot further subcontract such sort services to any third parties other than

[*]’s subsidiaries. PSKK and Spansion U.S. shall be liable for any breach of such obligations by [*].

2. All terms and conditions of the Agreement not specifically modified by this Amendment shall remain unchanged and in full force and effect.

3. This Amendment shall be deemed a part of and construed in accordance with the Agreement. This Amendment may be executed in counterparts.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly signed and executed on the date and year first above written.

FUJITSU SEMICONDUCTOR LIMITED

By:	/s/ Makoto Goto

Name:	Makoto Goto

Title:	CFO & CSO

SPANSION INC.

By:	/s/ Randy W. Furr

Name:	Randy W. Furr

Title:	EVP and CFO

SPANSION TECHNOLOGY LLC

By:	/s/ Randy W. Furr

Name:	Randy W. Furr

Title:	Chief Financial Officer

SPANSION LLC

By:	/s/ Randy W. Furr

Name:	Randy W. Furr

Title:	EVP and CFO

NIHON SPANSION TRADING LIMITED

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

By:	/s/ Carmine Renzulli

Name:	Carmine Renzulli

Title:	Representative Director

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A

The following information, limited to Wafers, as defined in the Agreement, only, [*] may be disclosed by PSKK to [*].

•	WIP state (lot status)

•	Defect data

•	Transfer lots data / Inline lot history data

•	Map system data

•	[*]

•	WET data

•	Lot trouble information

4

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.